AMENDMENT NO. 3

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated April 30, 2004, as amended, by and among AIM Variable Insurance Funds, a Delaware trust; AIM Distributors, Inc., a Delaware corporation, and FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a New York life insurance company (“First GWL&A”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and as the principal underwriter of the Contracts (“UNDERWRITER”), is hereby amended as follows:

WHEREAS, on March 31, 2008, AIM Distributors, Inc. was renamed Invesco Aim Distributors, Inc. and all references to AIM Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Basic Balanced Fund	AIM V.I. Government Securities Fund
AIM V.I. Basic Value Fund	AIM V.I. High Yield Fund
AIM V.I. Capital Appreciation Fund	AIM V.I. International Growth Fund
AIM V.I. Capital Development Fund	AIM V.I. Large Cap Growth Fund
AIM V.I. Core Equity Fund	AIM V.I. Leisure Fund
AIM V.I. Diversified Income Fund	AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Dynamics Fund	AIM V.I. Money Market Fund
AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund
AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund
AIM V.I. Global Real Estate Fund	AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS	FORM NUMBERS

Charles Schwab & Co., Inc.	J434 NX
Schwab Variable Annuity

COLI VUL – 2 Series Account	J355NY
COLI VUL – 4 Series Account	J500NY
COLI VUL – l Series Account	PPVUL - NY

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:                                 , 2008

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
Name:	Peter Davidson		Name: John M. Zerr
Title:	Assistant Secretary		Title: Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper
Name:	Peter Davidson		Name: John S. Cooper
Title:	Assistant Secretary		Title: President

FIRST GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY

Attest:	/s/ Sharon Johnson	By:	/s/ Ron Laeyendecker
Name:	Sharon Johnson	Name:	Ron Laeyendecker
Title:	Business Support Admin	Title:	Senior Vice-President

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